UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

STERIS plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-37614	98-1203539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chancery House, 190 Waterside Road Hamilton Industrial Park, Leicester LE5 1QZ United Kingdom (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 0 116 276 8636

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The STERIS Corporation Management Incentive Compensation Plan (“MICP”), the STERIS Corporation Senior Executive Management Incentive Compensation Plan (“SEMICP”) and the Synergy Health Incentive Compensation Plan (“Synergy Plan,” and collectively together with the MICP and SEMICP, the “Plans,” and each individually sometimes referred to as “Plan”) have been terminated effective December 31, 2015. Incentive compensation payable under the Plans for the nine month period ending December 31, 2015 will be determined based upon the financial achievement of STERIS Corporation (“STERIS”) or Synergy Health Limited (“Synergy”), as the case may be, relative to financial objectives for the period ending December 31, 2015, as the same may be adjusted for unplanned events, applicable target bonus percentages of each participant, and the base salary received by each participant during fiscal 2016 prorated for the participant’s period of Plan participation, subject to the other terms and conditions of the Plan regarding award determinations and calculations, and will be payable on or before June 15, 2016.

STERIS plc (“New STERIS”) has adopted a new Management Incentive Compensation Plan (“New MICP”) and new Senior Executive Management Incentive Compensation Plan (“New SEMICP”, and together with the New MICP, the “New Plans”) for the period January 1, 2016 through March 31, 2016. The New MICP will cover those employees covered by the MICP and Synergy Plans on December 31, 2015, and such additional persons who may be added as participants pursuant to the terms of the New MICP. The provisions of the New MICP regarding participation are the same as those under the MICP. The New SEMICP will cover the employee who was covered by the SEMICP on December 31, 2015. Target bonus percentages will remain the same under the New Plans as under the Prior Plans.

New financial objectives based upon combined STERIS and Synergy, i.e. New STERIS, achievement have been adopted under the New Plans for the fourth quarter of fiscal 2016, including new minimum, target and maximum achievement levels. Performance objectives are based upon earnings before interest and taxes and free cash flow. Awards for each participant under the New Plans will be calculated generally by multiplying the weighted degree of achievement of objectives by the participant’s target bonus percentage and by the base salary received by the participant during fiscal 2016 prorated for the participant’s period of participation in the applicable New Plan. The maximum payout under the New Plans may not exceed 200% of each participant’s target bonus. The other terms and conditions of the New Plans regarding participation, award calculation and award determinations, determinations generally and entitlement to awards, are the same as those contained in the Plans, to the extent otherwise applicable. The New Plans will be administered and award determinations will be made by the Compensation Committee of the Board of Directors of STERIS plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By:	/s/ J. Adam Zangerle
J. Adam Zangerle
Company Secretary

Date: February 2, 2016

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